CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cascadia Capital Corporation (the "Company") on Form 10-QSB for the period ended July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hilton Getz, the acting President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hilton Getz
Hilton Getz
acting Chief Executive Officer and
Chief Financial Officer

September 14, 2002